                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 3, 1997



                               SCPIE HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               Delaware                       1-12449                                95-4557980
(State or other jurisdiction of       (Commission File Number)           (I.R.S. Employer Identification No.)
       incorporation)



          9441 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA 92013
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 551-5900



                                Page 1 of 6 Pages
                             Exhibit Index on Page 6

                  This Current Report on Form 8-K is filed by SCPIE Holdings Inc., a Delaware corporation (the "Company") in connection with the transactions described herein.

ITEM 5 - OTHER EVENTS

                  The Board of Directors of SCPIE Holdings Inc. (the "Company") as of May 13, 1997, declared a dividend of one right (the "Rights") on each outstanding share of Company common stock, $.0001 par value per share (the "Common Stock"), payable to stockholders of record on June 3, 1997. Each Right represents the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.0001 par value per share (the "Preferred Stock"). Each Right will entitle the holder thereof after the Rights become exercisable and until May 12, 2007 (or the earlier redemption, exchange or termination of the Rights), to buy one one-hundredth of a share of Preferred Stock at an exercise price of $80.00, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) the tenth day after the public announcement that a Person or group has become an Acquiring Person (a Person who has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Stock), or (ii) the tenth day after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 20% or more of the Common Stock (the earlier of (i) and (ii) being called herein the "Distribution Date"). The Board of Directors has the power, under certain circumstances, to postpone the Distribution Date. Separate certificates representing the Rights will be mailed to holders of the Common Stock as of the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Stock. The Rights will at no time have any voting rights.

                  In the event that a Person were to become an Acquiring Person or if the Company were the surviving corporation in a merger and its Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of one Right. In the event that the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of one Right.

                  At any time after a Person has become an Acquiring Person and prior to the acquisition of 50% or more of the then-outstanding Common Stock by such Acquiring Person, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of shares of Common Stock having an aggregate value equal to the excess of the value of the Common Stock issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price.

                  The Rights are redeemable at $0.01 per Right prior to the close of business on the tenth day following the public announcement that a Person or group has become an Acquiring Person. The Board of Directors has the power, under certain circumstances, to extend the ten-day redemption period. The Rights will expire on May 12, 2007 (unless earlier redeemed or exchanged). ChaseMellon Shareholder Services, LLC is the Rights Agent. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or to lengthen or shorten the redemption period shall require the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement).

                  The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase the Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid or, in case regular periodic dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in the Preferred Shares (which dividends shall be subject to adjustment pursuant to (i) above) or convertible securities, or of subscription rights or warrants (other than those referred to above). No adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

                  As of May 8, 1997, there were 12,794,652 shares of Common Stock outstanding. One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on June 3, 1997. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. Two Hundred Fifty Thousand (250,000) shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

                  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to ten days after the time that a Person or group has become an Acquiring Person as the Rights may be redeemed by the Company at $0.01 per Right prior to such time.

                  The Rights Agreement, dated as of May 13, 1997, between the Company and the Rights Agent specifying the terms of the Rights, the text of the press release announcing the declaration of the Rights, and the letter sent to the holders of the Company's Common Stock, dated June 3, 1997, explaining the Rights, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

         10.1 Rights Agreement dated as of May 13, 1997 between SCPIE Holdings Inc. and ChaseMellon Shareholder Services, LLC, which includes Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.*

         10.2     Letter to Stockholders, dated June 3, 1997.

         28.1     Press release dated May 14, 1997.*








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*Previously filed as exhibits to the Company's registration statement on Form 8-A, declared effective by the SEC on June 3, 1997, and incorporated herein by this reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 30, 1997                         SCPIE Holdings Inc.




                                            By: PATRICK T. LO
                                               -------------------------
                                            Patrick T. Lo
                                            Vice President and
                                            Chief Financial Officer

                                  Exhibit Index


Exhibit No.
                                      Title



10.1 Rights Agreement dated as of May 13, 1997 between SCPIE Holdings Inc. and ChaseMellon Shareholder Services, LLC, which includes Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.*


10.2                                Letter to Stockholders, dated June 3, 1997.

28.1                                Press release dated May 14, 1997.*







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*Previously filed as exhibits to the Company's registration statement on Form 8-A, declared effective by the SEC on June 3, 1997, and incorporated herein by this reference.